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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 Current Report

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                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) February 1, 2002

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                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



            New York                      1-2328                36-1124040
 (State or other jurisdiction of     (Commission file        (I.R.S. employer
         incorporation)                   number)         identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

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ITEM 5.  OTHER EVENTS

                  On February 1, 2002, GATX Corporation issued a press release announcing that it completed a private offering of $175 million of senior unsecured convertible notes issued under Rule 144A. The offering was increased from $150 million to $175 million as a result of the underwriters exercising the over-allotment option due to strong investor demand.

         The 5-year notes carry a 7.50% coupon and may be convertible into GATX Corporation common stock at a price of $34.09 per share, a 16% premium over the common stock closing price on January 28, 2002. The net proceeds of the offering will be used by GATX Financial Corporation, a wholly owned subsidiary of GATX Corporation, for repayment of indebtedness and general corporate purposes.

         The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. It is anticipated that a registration statement will be filed under the Securities Act of 1933 to permit the resale of the notes and the underlying shares of common stock issuable upon conversion.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                   GATX CORPORATION
                                            -------------------------------
                                                     (Registrant)

                                                /s/ Brian A. Kenney
                                            -------------------------------
                                                    Brian A. Kenney
                                                  Vice President and
                                               Chief Financial Officer
                                              (Duly Authorized Officer)



Date:  February 1, 2002